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                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 27, 2001 included in Asyst Technologies, Inc.'s Form 10-K for the year ended March 31, 2001.

/s/ Arthur Andersen LLP

San Jose, California
September 18, 2001